Exhibit (a)(1)(B)

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

THE OFFER WILL EXPIRE AT 11:59 P.M. EASTERN TIME, ON
APRIL 12, 2018, UNLESS THE OFFER IS EXTENDED

ANY QUESTIONS CONCERNING THE OFFER OR THIS LETTER OF TRANSMITTAL
CAN BE DIRECTED TO THE FOLLOWING ADDRESS:

Our website: www.healthcaretrustinc.com
Our telephone: Investor Relations at (866) 902-0063
U.S. mail: c/o DST Systems, Inc.
430 W 7th St, Kansas City, MO 64105-1407

DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO HEALTHCARE TRUST, INC. (THE "COMPANY").

THE OFFER TO PURCHASE AND THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

IF YOU WANT TO RETAIN YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, APRIL 12, 2018, UNLESS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 2,000,000 Shares of Healthcare Trust, Inc. at a Purchase Price of $13.15 per Share dated March 13, 2018, as it may be amended from time to time (the "Offer to Purchase").

IMPORTANT, PLEASE READ: The procedures required to tender your Shares in the Offer depend on how you hold your Shares. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on the Company's books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. STOCKHOLDERS HOLDING THEIR SHARES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, CUSTODIAN (SUCH AS AN IRA ACCOUNT) OR OTHER NOMINEE MUST NOT DELIVER A LETTER OF TRANSMITTAL DIRECTLY TO THE DEPOSITARY. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. Such stockholders are urged to consult such broker, dealer, commercial bank, trust company, custodian or other nominee as soon as possible if they wish to tender Shares. The name(s) of the registered owner(s) should be printed exactly as on the subscription agreement accepted by the Company in connection with purchase of the Shares.

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

1

The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company's records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please write the capacity next to the signature, affix a Medallion Signature Guarantee to the below and see Instruction 6 from "Instructions to Letter of Transmittal.")

SIGN HERE TO TENDER YOUR SHARES *(SEE INSTRUCTIONS 1 AND 3)*

AFIN Account Number ______________________ **Social Security Number** ______________________

Signature(s) of Registered Holder(s) ______________________ Date __________

Signature(s) of Registered Holder(s) ______________________ Date __________

Custodial Signature(s) for all Custodial Accounts ______________________ Date __________

Name(s) *(Please print)* ______________________

Name(s) *(Please print)* ______________________

Daytime Phone # (________) ______________________

Email Address ______________________

☐ Tender All Shares ☐ Tender Only ______________________ Shares

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or ACH) of the Purchase Price for Shares accepted for purchase by the Company, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) (unless a different name is indicated in Box 2 "Special Registration and Payment Instructions" below), for delivery by mail to the address of record (unless a different address or method of payment is indicated in Box 2 "Special Registration and Payment Instructions" below). Payment for custodial accounts, such as IRAs, will be sent directly to the custodian named on the account.

2

IMPORTANT: To be completed ONLY if the Purchase Price is to be made payable in the name of someone other than the name(s) of the registered holder(s), or if the payment of the Purchase Price is to be delivered by mail to an address different than the address(es) of the registered holder(s) provided on the subscription agreement accepted by the Company in connection with the purchase of the Shares, or if the Purchase Price is to be made payable by ACH.

SPECIAL PAYMENT INSTRUCTIONS *(SEE INSTRUCTION 5)*

☐ Check here and fill out the ACH instructions below to receive the Purchase Price via direct deposit

Account Holder ______________________

ACH Bank ______________________

ABA Routing Number ______________________

Account Number ______________________

☐ Check here to receive the Purchase Price via check

Make checks payable to and mail to:

Name of Registered Holder ______________________

Mailing Address ______________________

City, State, Zip ______________________

Social Security Number (or) Tax Identification Number ______________________

(In Addition, Complete Form W-9)

3

SIGNATURE(S) GUARANTEED BY: *(TO BE COMPLETED ONLY IF REQUIRED BY INSTRUCTIONS 6 AND 7)*

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal for Shares tendered pursuant to this Letter of Transmittal. AFFIX Guarantee Below

Name of Institution Issuing Guarantee ______________________

Authorized Signature By ______________________

Title ______________________

Address of Guaranteeing Firm ______________________

City, State, Zip ______________________

Dated ______________________

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

IMPORTANT INSTRUCTIONS AND INFORMATION
REGARDING THE TENDERING OF SHARES OF COMMON STOCK
of
HEALTHCARE TRUST, INC.
Pursuant to the Offer to Purchase
dated March 13, 2018

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, APRIL 12, 2018, UNLESS EXTENDED OR WITHDRAWN.

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 2,000,000 Shares of Healthcare Trust, Inc. at a Purchase Price of $13.15 per Share dated March 13, 2018, as it may be amended from time to time (the "Offer to Purchase").

Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below to the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. To ensure timely delivery, you may want to consider sending the Letter of Transmittal via overnight courier. Please see below for methods of delivery for Shares held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee.

The Depositary for the Offer is:
DST Systems, Inc.
Permitted Methods of Delivery to the Depositary:

By Mail:	By Overnight Courier:
Healthcare Trust, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	Healthcare Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

If you have any questions or need assistance in completing the Letter of Transmittal, please contact DST Systems, Inc. by telephone at 866-902-0063.

IMPORTANT, PLEASE READ:

Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.

The procedures required to tender your Shares in the Offer depend on how you hold your Shares. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on the Company's books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.

Certain Terms and Conditions of the Offer to Purchaseby Healthcare Trust, Inc.Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 2,000,000 Shares of Healthcare Trust, Inc. at a Purchase Price of  $13.15 per share dated March 13, 2018, as it may be amended from time to time (the “Offer to Purchase”).LADIES AND GENTLEMEN:Each stockholder whose signature appears on the Letter of Transmittal (each an “Assignor”) hereby tenders to Healthcare Trust, Inc., a Maryland corporation (“the “Company”), the number of the Assignor’s shares of common stock of the Company (the “Shares”) specified in the Letter of Transmittal at a purchase price of  $13.15 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer, proration period and withdrawal rights will expire at 11:59 P.M., Eastern Time on April 12, 2018, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”).Stockholders of record of the Company (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the Assignor hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions accrued or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the Assignor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the Assignor, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the Assignor’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.The Assignor hereby represents and warrants for the benefit of the Company and the Depositary that (i) the Assignor owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby, (ii) when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreementsor other obligations relating to the sale or transfer thereof, (iii) such Shares will not be subject to any adverse claims and (iv) the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the Assignor will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal.It is a violation of Rule 14e-4 promulgated under the SecuritiesExchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the Assignor’s representation and warranty to the Company that (a) the Assignor has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.The Assignor understands that a tender of Shares pursuant to the procedures described in Section 2 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the Assignor and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Assignor, and any obligation of the Assignor under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Assignor. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. **Delivery of Letter of Transmittal.** The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods at the corresponding address on the "Important Instructions and Information" page on or prior to the Expiration Date.

   THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

   No alternative or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. **No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company.** The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2. **Minimum Tenders.** A Stockholder may tender any or all of his or her Shares in whole or in part.

3. **Tender Price and Number of Shares Tendered.**

   <u>To tender all of your Shares</u>: If you are tendering all of your Shares, check the box entitled "Tender All Shares Owned" in this Letter of Transmittal.

   <u>To tender less than all of your Shares</u>: If you are tendering less than all of your Shares, please indicate in the space provided in this Letter of Transmittal the number of Shares that you are tendering. Enter a fractional or whole number of Shares only. Be certain that you do not indicate that you are tendering more Shares than you actually own. If the number of Shares you indicate on the Letter of Transmittal exceeds the number of Shares you own, we will deem you to have tendered all of your Shares.

   Note for Participants in the Company's Dividend Reinvestment Plan: If you are a participant in the Company's dividend reinvestment plan (the "DRIP"), any Shares you are entitled to receive through the DRIP prior to the Expiration Date will be tendered if you indicate on the Letter of Transmittal that you elect to tender ALL of your Shares and the Company accepts all of your Shares for payment.

   If you are a participant in the Company's distribution reinvestment plan (the "DRIP"), any Shares that are issued through the DRIP prior to the Expiration Date will be tendered if you indicate on the Letter of Transmittal that you elect to tender ALL of your Shares and we accept all of your Shares for payment in the Offer.

   Note that even if you tender all of your Shares, we may not accept all of them for payment. If the Offer is oversubscribed, we will prorate the number of Shares we purchase from tendering stockholders (other than stockholders who receive "odd lot" priority treatment).

   If you are a participant in the DRIP, you tender all of your Shares and we accept all of such Shares for payment, any distributions that are accrued on such Shares prior to the Expiration Date will be paid in cash. If we do not accept all of your Shares for payment, distributions that are accrued on any of your Shares prior to the Expiration Date, including tendered Shares that are accepted by us for payment, will be reinvested in Shares pursuant to the DRIP.

4. **Odd Lots.** Complete the Odd-Lot Certification Form if you own less than 100 Shares (an "Odd Lot Holder"). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section headed "Odd Lots" for additional details.

5. **Mailing Instructions.** Complete the special payment instructions section if you are requesting that your check be mailed to an address different than the address of record. If you complete this section, each signature must be medallion signature guaranteed.

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

INSTRUCTIONS TO LETTER OF TRANSMITTAL
(CONTINUED)

6. **Signatures on Letter of Transmittal.** If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

   If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

   Please see Section 8 of these Instructions if your Shares are registered in the name of a custodian or other nominee.

   If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.

7. **Guarantee of Signatures.** No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered therewith and the Stockholder(s) have not completed the box entitled "Special Payment Instructions." If one or more Shares are registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

8. **Custodian Information.** If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, you are not the holder of record on the Company's books and you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. **Stockholders holding their Shares through such broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf.** If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.

9. **Waiver of Conditions.** The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10. **Requests for Assistance and Additional Copies.** Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company's website at www.healthcaretrustinc.com or by calling DST Systems, Inc. at 866-902-0063.

11. **Validity of the Letter of Transmittal.** The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company's determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

HTI

HEALTHCARE TRUST, INC.
LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO PURCHASE DATED
MARCH 13, 2018

ODD LOT CERTIFICATION FORM

CERTIFICATION FORM TO BE COMPLETED BY ALL OWNERS OF LESS THAN 100 SHARES

SUBMIT THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL

Stockholders holding less than 100 Shares (also known as "Odd Lot Holders") who tender all of their Shares will have all of their Shares accepted for payment even if the Offer to Purchase is over-subscribed. Odd-lot Stockholders who wish to take advantage of this preference should submit a properly completed Letter of Transmittal which indicates that all of the stockholder's Shares are being tendered. See Section 1 of the Offer to Purchase and the Instructions to the Letter of Transmittal.

The aforementioned preference is only available to Odd Lot Holders who tender all of their Shares. This preference is not available to partial tenders of less than all of the stockholder's Shares or to beneficial or record holders of an aggregate of 100 or more Shares (even if these holders have separate accounts representing fewer than 100 Shares). Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. By checking the box below and including this form with a signed Letter of Transmittal, the tendering stockholder hereby certifies that the tendering stockholder is either (check only one box):

☐	the beneficial or record owner of an aggregate of less than 100 Shares; or
☐	a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of less than 100 Shares.

IF YOU ARE AN OWNER OF LESS THAN 100 SHARES (AN ODD LOT), PLEASE RETURN THIS FORM WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL